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                                                                  EXHIBIT 10.91


                            ASSET PURCHASE AGREEMENT


         THIS ASSET PURCHASE AGREEMENT (the "Contract"), made the 15th day of March, 1996 between RALPH E. KASCHAI, d/b/a CASHI SIGNS, CASHI CORP., a Florida corporation, CASHI OUTDOOR ADVERTISING, INC., a Florida corporation, and CASHI SERVICES, INC., a Florida corporation, whose address is 1460 33rd Street, P. 0. Box 5672, Orlando, Florida 32855-5672 (collectively, the "Seller"), and PAXSON OUTDOOR, INC., a Florida corporation, whose address is 601 Clearwater Park Road, West Palm Beach, Florida 33401, or assignee (the "Purchaser").

         1. Sale of Business and Assets. Seller agrees to sell and Purchaser agrees to purchase, upon the terms and conditions herein set forth, the outdoor advertising business owned and operated by Seller (the "Cashi Advertising Business"'), consisting of one hundred sixty-nine (169) outdoor advertising billboard faces as described in the schedule of billboard locations attached as Exhibit "A", and the Business Summary incorporated as Exhibit "B", as described hereinbelow, together with all real and personal property used in connection with the business and all of the structures, buildings and improvements now or hereafter placed thereon (hereinafter called the "Properties"), and all of Seller's right, title and interest in and to all leases, fixtures, equipment, installations, articles of personal property (other than furnishings, decorations, etc.) and all books and records and other intangibles used in connection with the Cashi Advertising Business (all property sold hereunder is herein referred to collectively as the "Business and Assets").

                 A. Description of Business and Assets. Seller has prepared and has furnished to Purchaser a bound compilation of information concerning the Cashi Advertising Business, and the Business and Assets, including but not limited to the real properties owned and leased by the Seller, and the billboards located thereon and the co-op signs, (herein called the "Business Summary"). The Business Summary is hereby incorporated by this reference as Exhibit "B" to this Contract.

                 B. Matters Excluded. The Assets shall not include Seller's cash or cash equivalents, books and records pertaining to corporate organization, employee pension and other benefit plans or collective bargaining agreements.

         2. Purchase Price. The Purchase Price for the Business and Assets shall be the sum of TWELVE MILLION DOLLARS ($12,000,000.00), to be paid in cash at Closing, adjusted as provided herein, including the following:

                 A. TWO HUNDRED FIFTY THOUSAND DOLLARS ($250,000.00) as a deposit (the "Deposit") to be held by Broad and Cassel, as Escrow Agent and Closing Agent for First American Title Insurance Company, until the consummation of this transaction, with any interest thereon paid to Purchaser. The Deposit shall be placed and held in an interest bearing account. The Deposit (which term includes all interest thereon) shall be paid to Seller at Closing as a part of the Purchase Price, and shall be a credit to Purchaser against payment of the Purchase Price.





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                 B.       The balance of the Purchase Price in the amount of
ELEVEN MILLION SEVEN HUNDRED FIFTY THOUSAND DOLLARS ($11,750,000.00) at Closing by wire transfer of funds to the account of the Escrow Agent on the day of Closing, to be paid to Seller together with the Deposit described in paragraph A above, subject to credits and prorations as provided herein, if any.

         3. Seller's Representations. Seller represents to Purchaser, to the best of his knowledge, as follows:

                 A. Organization Standing and Authority. Each corporate Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida. Each Seller, both corporate and individual, has all requisite power and authority (i) to own, lease and use the Business and Assets as now owned, leased and used; (ii) to conduct the Cashi Advertising Business as now conducted; and (iii) to execute and deliver this Contract and the documents contemplated hereby, and to perform and comply with all the terms, covenants, and conditions to be performed and complied with by each Seller hereunder. Each Seller is not a participant in any joint venture or partnership with any other third party with respect to any part of the operations of the Cashi Advertising Business.

                 B. Authorization and Binding Obligation. The execution, delivery and performance of this Contract by each Seller has been duly authorized by all necessary action on the part of such Seller and its Shareholders, if applicable. This Contract has been duly executed and delivered by each Seller and constitutes a legal, valid and binding obligation of such Seller, enforceable against it in accordance with its respective terms, except as the enforceability of this Contract may be affected by bankruptcy, insolvency or similar laws affecting creditor's rights generally and by judicial discretion in the enforcement of equitable remedies.

                 C. Consent. Subject to obtaining the consents listed herein, the execution, delivery and performance of this Contract, and the documents contemplated hereby, (i) do not require the consent of any third party; (ii) will not conflict with any provision of such Seller's Articles of Incorporation; (iii) will not conflict with, result in a breach of, or constitute a default under, any law, judgment, order, ordinance, injunction, or ruling of any court or governmental instrumentality; (iv) will not conflict with, or constitute grounds for termination of, result in a breach of, constitute a default under or permit the acceleration of any performance required by the terms of any agreement, license or permit to which Seller is a party or by which Seller may be bound; and (v) will not create any claim liability, mortgage, lien, pledge, condition, charge or encumbrance of any nature whatsoever upon any of the Business or Assets.


                 D. Accuracy of Statements and Exhibits. That the Business Summary and all statements, instruments and Exhibits furnished to the Purchaser by the Seller hereunder are true, complete and accurate in all respects, represent all governmental authorizations and all material items of tangible personal property necessary to conduct the Cashi Advertising Business, as presently conducted, contain the final understanding between all parties thereto, include copies of all amendments, supplements, modifications, exhibits and schedules, are in good standing and



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free of defaults, and neither Seller nor any party to any such instrument has done or failed to do anything which, with the giving of notice or the passage of time, would constitute a default thereunder.

                 E.       Leases and Tenancies.

                          (1)     The Billboard Contracts and the Ground Leases
(collectively, the "Leases") described in the Business Summary incorporated as Exhibit "B" hereto, represent all leases, ground leases, billboard contracts, tenancies and guaranties necessary to conduct the Cashi Advertising Business, as presently conducted, and there are no oral or written amendments or modifications thereto, except as listed in Exhibit "B". All alterations, installations and other work required to be performed by the Seller under the provisions of any Lease have been completed and fully paid for.

                          (2)     Between now and the Closing, Seller shall
neither by act nor omission do anything that would result in a default by Seller under any of the Leases. Seller is not in default under any of the Leases nor does Seller have any knowledge of any alleged default by Seller under any of the Leases.

                          (3)     Each and every Lease and all contracts,
insurance policies or other instruments related thereto or listed in the Exhibits hereto are valid, binding agreements, and in full force and effect as of the date hereof.

                          (4)     Seller has not given or suffered any
assignment, pledge or encumbrance with respect to any of the Leases or its interests thereunder which shall not be released at closing. All of the Leases are assignable by Seller without the consent of any party, other than the Lake Co-Op signs discussed in subparagraph (5) herein.

                          (5)     Purchaser acknowledges that Seller has
informed it that the Lake Co-Op signs, as described in the Business Summary, are based upon oral agreements with Lake, which cannot be assigned without the consent of Lake. There shall be no contact with Lake during the Investigation Period. The initial contact with Lake concerning such assignment, after the Investigation Period has expired, shall be made by and through Seller. If Seller shall be unable to obtain the consent of Lake to such assignment, the Lake Co-Op signs shall be removed from the Business and Assets to be sold and purchased hereunder.

                          (6)     Seller has not received, nor will he take or
receive, prepayment of any rent from any tenant/advertiser, except for the rental due on the first day of each current month during the term of each Lease, and except for the security deposits described in certain of such Leases, other than those specifically disclosed by Seller to Purchaser. None of the tenants/advertisers have been given any concessions as consideration for the rental of any space, and no tenant/advertiser is entitled to any concession, rebate, allowance or free rent for any period before or after the closing other than as provided in the Leases, or as specifically disclosed by Seller to Purchaser. All renewal rights, if any, are shown in the Leases.





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                          (7)     Attached hereto as composite Exhibit "C" is a
rent roll dated as of March 4, 1996, containing Board numbers, names of tenant/advertisers and guarantors, if any, expiration dates, monthly rents, annual rents, total current annual rent roll, renewals, and other information with respect to the Leases, which Exhibit will be updated and recertified by Seller at closing.

                 F. Taxes and Assessments. That all real and personal property taxes, sales taxes and all similar liabilities or obligations, assessments or expenses have been fully and timely paid. Seller has no knowledge of any pending improvement liens or assessments to be made by any authority,

                 G. Pending Litigation. That as of the date of this Contract, there are no legal or other proceedings pending or contemplated affecting the Business and Assets, except for those matters described in Exhibit "D" attached hereto, and routine collection matters.

                 H. Contracts. That there are no employment, subcontractor, trade, supply, security, service or maintenance agreements involving the Business and Assets or any portions thereof which are now or will hereafter be in force and effect, except as listed on Exhibit "E". Other than those listed in Exhibit "E", Seller requires no other contract or agreement to enable it to operate the Cashi Advertising Business, as presently conducted. All of the contracts are in full force and effect and are valid, binding and enforceable in accordance with their terms and Seller has full legal power and authority to assign its rights under the contracts to Buyer, and such assignment will not affect the validity or continuation of any of the contracts.

                 I. Insurance. That the only policies of insurance maintained by Seller now in force and effect with respect to the Business and Assets are listed in Exhibit "F".

                 J. Compliance with Law. That all structures and improvements of the Cashi Advertising Business have been constructed and installed in full compliance with all applicable laws, statutes, ordinances, codes, covenants, conditions and restrictions. Seller has complied in all material respects with all federal, state and local laws, rules and regulations applicable to the Cashi Advertising Business.

                 K. Ownership of Properties. That Seller owns, will own by closing, and will be able to convey marketable fee simple title or its leasehold interest, as the case may be (subject to the Lake consent referred to hereinabove) to the Properties and the Business and Assets, including the improvements and personal property referred to in Paragraph 1 hereof as required hereunder. The Business and Assets are now, or will at closing be, free and clear of all mortgages or liens, and any other obligations, reservations, judgments, restrictions, limitations, prohibitions, conditions, easements, encroachments, rights-of-way, interests, claims or rights which would prevent or interfere with the use of the Business and Assets for commercial billboard purposes.

                 L. Environmental Matters. To the best of Seller's knowledge, Seller has complied in all material respects with all laws, rules and regulations of all federal, state and local governments concerning the environment, public health





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and safety, and employee health and safety.  No charge, complaint, action, suit, proceeding, hearing, investigation, claim, demand or notice has been filed or commenced against either Seller in connection with its ownership or operation of the Cashi Advertising Business, alleging any failure to comply in any material respect with any such law, rule or regulation. To the best of Seller's knowledge, no pollutant, contaminant or chemical, industrial, hazardous or toxic material or waste has ever been manufactured, buried, leaked, spilled or released by either Seller in connection with its ownership and operation of the Cashi Advertising Business.

                 M. Truth of Representations. That all of Seller's representations set forth in this Contract or in any certificate, document or other instrument furnished to Purchaser pursuant hereto shall be true at the time of closing, and all obligations involving action or performance by Seller prior to closing shall be complied with.

         4. Business Records. Seller shall make available at all reasonable times for review by Purchaser or its agents, all books and records maintained by Seller in connection with the operation of the Cashi Advertising Business, including, without limitation, copies of all correspondence and instruments related to every matter connected with the subject matter of this Contract, permits, operations, construction, guarantees, architect certificates, expenses, title insurance policies, agreements, leases and compliance with laws. At Purchaser's request, at no cost to Seller, Seller shall make copies of any and all instruments desired by Purchaser and deliver same to Purchaser. Seller does hereby grant to Purchaser and Purchaser's representatives, at Purchaser's cost, the right to thoroughly and completely audit all income and expenses, profits and losses and operational results of the Cashi Advertising Business for the three (3) year period prior to closing. Seller shall make all books and records and other documents and information related to the foregoing, readily available to Purchaser and its representatives from time to time and at any reasonable time until closing.

         5. Inspection Period. Purchaser shall have a period of up to sixty (60) days from the Effective Date of this Contact (the "Inspection Period") to inspect the Business and Assets and the books and records of the Seller. Purchaser's obligation to close under this Contract is contingent upon and subject to proper confirmation and verification by Purchaser of the financial and other information made available to Purchaser by the Seller, review of further financial or other information relating to the purchase of the Business and Assets and operation of the Cashi Advertising Business, as may be requested by Purchaser, all to the satisfaction of Purchaser in its sole discretion.

         6. Conduct of Business Prior to Closing. Seller shall have the absolute right to continue to conduct the Cashi Advertising Business in the manner of his normal business practices until closing, provided, Seller agrees that, without Purchaser's written consent, there will be no out of the ordinary change, amendment, modification or addition of any item contained or listed in any Exhibit prior to the date of closing. No security deposit under any Lease shall be returned in whole to in part to the depositor prior to the expiration of such tenancy. Any new lease or renewal of an existing Lease, and service contracts, shall be executed in good faith, at arm's length, and in accord with Seller's normal business practices. At all times prior to closing, Seller shall continue to conduct business with respect to the Business and Assets in the same manner in which said business has been heretofore conducted





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and, except as otherwise expressly provided in this Contract, shall not, without the prior written consent of Purchaser, make any change in or acceleration of its normal and customary advertising, promotional and maintenance practices. Seller shall provide Purchaser with a monthly statement of income and expenses for the Cashi Advertising Business and such other financial information as Purchaser may reasonably request.

         7. Title. Within forty-five (45) days from the Effective Date of this Contract, Seller shall obtain and deliver to Purchaser: a title commitment covering all of the land included within the Properties, including fee simple and leasehold interests, to be written on the ALTA Form B form for at least the amount of the Purchase Price, which shall reflect that the Seller's interest is subject only to the matters described in paragraph 3.K. hereof. Purchaser shall have ten (10) business days from receipt of the title commitment to examine and notify Seller in writing to object to any title matters which are not in accordance with the terms of this Contract. If Purchaser shall object to the title as to one or more of the parcels included within the Properties, Seller shall have the right, in his sole discretion, to determine whether any such title objection can be cured, and shall advise Purchaser in writing at least two (2) days prior to closing. If Seller is unable to remove said defect(s), or if Seller shall determine that such defects cannot be removed prior to closing, or if Seller, despite its best efforts, is unable to obtain and furnish the title commitment with respect to one or more of the parcels within the time permitted, Purchaser shall have the option of either accepting title as it then is, or removing such affected parcel from this Contract, by written notice to Seller at least one (1) day prior to closing. Failure to furnish the written notice shall be deemed a waiver of the title objection and election to accept title as it then is. All mortgages affecting the Properties will be satisfied by Seller prior to or at the Closing.

         8. Plans and Specifications. Within fifteen (15) days from the Effective Date of this Contract, Seller will deliver to Purchaser all plans and specifications, and all working drawings, for the Properties and improvements constructed thereon, which are in the possession of Seller.

         9. Adverse Change. Purchaser shall not be obligated to consummate the Contract if there has been a change in the Business or the tangible properties of the Business, taken as a whole, including any unrestored damage, destruction or loss materially adversely affecting any Assets used or useful in the conduct of the Business, or a loss materially adversely affecting the conduct of the business, during the period from the date of the Contract until Closing. For purposes of this Contract, the parties agree that "materially adversely affecting" shall mean any such change or loss affecting six percent (6%) or more of the billboard faces owned and operated by Seller.

         10. Closing. The Closing of this transaction shall be held at the offices of Broad and Cassel on or before ten (10) days following the end of the Inspection Period (the "Closing Date"). The cash proceeds of the sale shall be held in escrow by the Escrow Agent until recordation of the deed and assignment of leases to Purchaser and delivery to Purchaser of an endorsement to the title commitment showing Purchaser to be vested with a good, marketable and insurable fee simple title or leasehold interest to the Properties, as the case may be, which title shall be subject only to the matters described herein and those accepted by Purchaser as herein provided. Possession of the Business and Assets shall be delivered to the Purchaser at





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closing, free from all tenancies or other occupancies unless referred to herein or approved by Purchaser.

         A. Use of Buildings Subsequent to Closing. Anything herein to the contrary notwithstanding, Seller shall retain the right to use and possession of two (2) of the buildings located on the main shop property of the Cashi Advertising Business, said buildings described as 1408 and 1460 33rd Street, respectively, for a period of up to ninety (90) days after the Closing Date, and the right to enter upon said property from time to time to remove Seller's personal property which is stored and located thereon. It shall be the sole responsibility of Seller to maintain insurance upon the Seller's personal property which is stored in said buildings. Seller shall indemnify Purchaser of and from any loss, damage or claim which Purchaser may incur by reason of such use of the buildings described by Seller.

         B. Right to Terminate. Purchaser or Seller may terminate this Contract without penalty or liability (except in the event of a default of a party) if for any reason the Closing hereunder has not taken place by the Closing Date. Provided, however, that if this Contract is terminated for any reason whatsoever under any provision of this Contract, other than a default by Purchaser which would entitle Seller to receive and retain the Deposit under the terms of this Contract, Seller shall be entitled to receive reimbursement from the Deposit, for all its expenses, including, but not limited to, title work, reasonable attorney's fees and the reasonable costs of Seller's employees in producing the materials necessary for Closing, with the balance of the Deposit after payment of Seller's expenses to be promptly refunded to Purchaser along with an expense summary.

         11. Closing Costs. State documentary stamps on the deed, or assignment of leases shall be paid by Seller. Recording the deed and assignment, the cost of title searches, and title insurance premium insuring Purchaser's fee simple interest and leasehold interest in the Properties, as the case may be, shall be paid one-half (1/2) by Seller and one-half (1/2) by Purchaser at Closing.

         12. Prorations. Ad valorem real property taxes and personal property taxes levied against the Properties and the Business and Assets shall be prorated based on the most recent tax bill or, if available, based on the current year's valuation or assessment and the last known millage rate, and reprorated when known for the year of closing. Certified governmental improvement liens and any pending liens shall be paid by Seller. Tenant/advertiser rents received by Seller or due and owing to Seller prior to closing and operating expenses shall be prorated as of the date of closing. Purchaser agrees to pay Seller any unpaid base monthly rents for the period prior to closing which are actually collected by Purchaser from tenants/advertisers, less all costs of collection, including, but not limited to, attorney's fees. Seller shall retain the right to sue any Tenant after closing for back rent or in connection with their Leases or tenancies for matters owing or arising for the period prior to closing. All security deposits, last month's rent, or prepaid rent shall be delivered by Seller to Purchaser at closing or at Purchaser's option, deducted from the cash to close.






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         13.     Deliveries at Closing.

         A. By Seller: Unless waived in writing by Purchaser, Seller shall deliver or cause to be delivered to Purchaser at closing, in form and substance reasonably satisfactory to Purchaser, the following:

                 (1) Seller shall use its best efforts to obtain and deliver a written statement or certificate on forms provided or approved by Purchaser, dated and current as of the month of closing, and executed and acknowledged by the landlords under the Ground Leases having a remaining term of more than one (1) year, certifying the amount of the annual rent, and total rent paid for the past two years; the commencement and expiration dates of the original term, renewal terms, or other options; that the landlord knows of no default thereunder; that the Ground Leases described in the Exhibits represent the complete, final, unmodified and unamended understanding between the parties thereto and there exist no written or verbal modifications, amendments, side agreements or understandings related to such Ground Leases or the tenancy thereunder. If Seller fails or is unable to obtain a current estoppel for a particular Ground Lease at closing, Seller shall furnish, in lieu of the missing or non-current Ground Lease estoppels, a certification from Seller representing the truth and accuracy of all the information that would appear on a current estoppel for such Ground Lease. Seller shall represent at closing that it has no knowledge of and has received no notice of any matters which would cause any of the items in any Ground Lease estoppel to be or become incomplete, inaccurate or untrue. Seller and Purchaser agree that Seller shall not be required to obtain such certificates for Ground Leases for a remaining term of less than one (1) year. However, Seller agrees to cooperate and consult with Purchaser in any efforts Purchaser may make to extend for up to twelve (12) months any Ground Lease that has a remaining term of less than one
(1) year.

                 (2) The original or duplicate original of each and every instrument listed in all Exhibits annexed hereto, all instruments modifying any such instrument, each report, notice, agreement, arbitration award and court decision, if any, or a copy thereof relating to any matter herein contained and a certified rent roll current as of closing in form and content of Exhibit "C".

                 (3) The title insurance policy described in paragraph 7 above.

                 (4) A bill of sale, executed and acknowledged by Seller, containing warranties of title and against encumbrances (including, without limitation, all chattel mortgages, conditional sales and security interests of every nature) covering any personal property included in this sale, and assignments of the certificates of title to all vehicles and equipment owned and utilized by the Cashi Advertising Business. All personal property, sales and other taxes, if any, and all tax returns required to be made in connection with the instant transactions shall be promptly paid and filed by Seller at Seller's sole cost and expense.

                 (5) Any and all municipal, county and state permits or licenses necessary for the use or occupancy of the buildings on the Premises and the billboards; provided it is agreed that such delivery shall not include any contractor's licenses or competency licenses held by Seller.






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                 (6)      A warranty deed which includes full covenants of
title to the Properties, in proper form for recordation, duly executed, and acknowledged by Seller, effective to convey to Purchaser or its assigns, the fee simple title to the properties owned by Seller, free of all encumbrances, except as herein stated.

                 (7) An Assignment to Purchaser, in recordable form, of all of Seller's rights, title and interest in all Leases or other tenancies and all other contracts to be assumed by Purchaser in connection with the Business and Assets; provided Purchaser acknowledges that the Lake Co-Op signs are based upon oral agreements with Lake, which must be confirmed prior to closing and cannot be assigned by Seller without Lake's consent.

                 (8) Keys to the Business and Assets and every lock thereon.

                 (9) An Assignment to Purchaser of all warranties and guaranties on roof and equipment and builder's guaranties which have not expired. The Seller represents that it has not done, and that it will not between now and the date of closing do anything or suffer any act which could cancel, terminate, reduce or interfere with the validity, effectiveness or good standing of any such guaranties.

                 (10) An agreement whereby Seller agrees to indemnify and hold Purchaser harmless against and reimburse Purchaser for any and all direct losses, liabilities or damages resulting from the operation or ownership of the Cashi Advertising Business prior to the Closing, including any liabilities arising under the Leases or the other assumed contracts which relate to events occurring prior to the Closing Date, including claims from third parties.

                 (11) Instruments reasonably satisfactory to Purchaser and the title insurance company reflecting the proper power, good standing and authorization for the sale of the Business and Assets from Seller to Purchaser hereunder.

                 (12) An affidavit by Seller that there are no liens or encumbrances existing on the Properties, and Assets, there has been full payment of all labor, services and material rendered to the Business and Assets by all contractors, materialmen, developers, and the owner, and a warranty, indemnification and hold harmless agreement against such claims, liens or encumbrances on account of any of same, there are no liens or encumbrances existing on the Business and Assets, there has been full payment of all labor, services and material rendered to the Business and Assets by all contractors, subcontractors, materialmen, developers, and the owner, and containing such other matters as the title insurance company may reasonably require for the removal of the standard exceptions to title.

                 (13) An Affidavit by Seller that there have been no changes in the condition of title from that shown in the title commitment delivered to Purchaser.

                 (14) Notification to tenants/advertisers and other persons of change of ownership on forms provided or approved by Purchaser.

                 (15)     Affidavit of non-foreign status from each Seller.




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         B.      By Purchaser:  Unless waived in writing by Seller, Purchaser shall deliver or cause to be delivered to Seller at Closing, in form and substance reasonably satisfaction to Seller, the following:

                          (1)     An agreement whereby Purchaser will agree to
assume certain existing contracts and Leases of Seller relating to the Assets, as described in this Contract. Purchaser shall assume and undertake to pay, discharge and perform all obligations and liabilities of Seller under the assumed contracts and Leases insofar as they relate to the time on and after the Closing Date and arise out of events related to Purchaser's ownership of the Assets on or after the Closing Date, and agrees to indemnify and hold Seller harmless of and from all claims, losses or damage resulting from the operation of the Cashi Advertising Business by Purchaser subsequent to the Closing Date.

                          (2)     The Purchase Price as provided herein.

         C.      By Seller and Purchaser:

                          (1)     A non-competition and consulting agreement,
containing terms and conditions mutually agreed upon by the parties, including a restrictive covenant prohibiting Ralph E. Kaschai and Cash Kaschai from competing against Purchaser in the business of outdoor advertising in any county in which the Business and Assets are located for a term of three (3) years.

         14. Fire, Condemnation. If, prior to closing, any portion of the Business and Assets shall be damaged or destroyed by fire or other casualty, or any portion of the Business and Assets shall be condemned or taken by eminent domain, then in such event, Purchaser shall remain obligated to conclude the transaction herein provided for. In the case of fire or other casualty, Seller shall be obligated to restore the Business and Assets to the condition existing prior to such damage with reasonable diligence, the closing shall occur as provided herein, and Seller shall be obligated to complete the restoration as soon as reasonably possible after the closing. There shall be no reduction in the Purchase Price and Purchaser shall be entitled in the case of a condemnation or taking by eminent domain, to receive the entire award with respect to the Business and Assets or the portion thereof so taken and Seller will execute and deliver to Purchaser on the closing hereunder all proper instruments for the assignment and collection of such award. The risk of loss or damages to the Business and Assets by fire or otherwise until the delivery of the deed and occupancy by Purchaser is assumed by Seller. Seller agrees to maintain in force and effect until the closing, the insurance policies listed in Exhibit "F".

         15. Broker. Purchaser and Seller each represent and warrant to the other that they have dealt with no broker in connection with this transaction. Purchaser and Seller agree to, and hereby do indemnify and hold each other harmless from and against any and all causes, claims, demands, losses, liabilities, fees, commissions, settlements, judgments, damages, expenses and fees (including attorneys' fees and court costs) incurred by said party in connection with any claim for commissions, fees, compensation, or otherwise for the bringing about of this transaction, or the consummation thereof which may be made against the other by any person, firm or entity as the result of any of the acts of such indemnifying party or of its representatives.

         16. Default. In the event this transaction does not close solely on account of Purchaser's default, Seller may receive and retain the Deposit from the Escrow Agent as Seller's sole remedy and as agreed upon and liquidated damages on account of Purchaser's breach of contract, and both parties shall thereupon be relieved of all further obligations to each other hereunder. If Seller fails to perform any of the covenants of this Contract, the aforesaid Deposit paid by the Purchaser shall, at the option of Purchaser, be returned to the Purchaser on demand and the Purchaser shall have as its sole remedy hereunder, the right of specific performance of this Contract; provided, if any of the representations of Seller herein shall be determined to be incorrect, the sole remedy of Purchaser shall be the right to terminate this Contract and to receive back the Deposit paid hereunder. Provided further, anything herein to the contrary notwithstanding, if Seller shall default by selling the Cashi Advertising Business, or any portion thereof, to another party, then in such event Purchaser shall have the right to recover damages as a result of that default by Seller.

         17. Relationship of Parties. Nothing contained in this Contract or in the activities contemplated hereby shall be construed to create the relationship of principal and agent, partnership, joint venture, trust, tenants/advertisers in common or any other relationship between the parties hereto other than separate and distinct entities dealing at arm's length as Seller and Purchaser, respectively, for their own separate interests and benefit.

         18. Confidential Transaction. Purchaser and Seller each agree that it will use its best efforts to keep confidential (except for disclosure requirements of federal or state securities laws and securities markets along with such disclosure to attorneys, bankers, consultants, underwriters, investors, etc., as may be appropriate in the furtherance of this transaction) all information of a confidential nature obtained by it from the other (including the terms of this proposal and the identify of Purchaser) in connection with the transactions contemplated by this Contract, and in the event that such transactions are not consummated, will return to the other all documents and other materials obtained from the other in connection therewith.

         19. Escrow Agent. The Escrow Agent shall be BROAD and CASSEL, and the Escrow Agent shall not be liable for any acts taken in good faith, shall only be liable for its willful misconduct or gross negligence, and may, in its sole discretion, rely upon the written notices, communications, orders or instructions given by any party hereto. Seller and Purchaser, jointly and severally, indemnify and hold the Escrow Agent harmless from and against any and all matters directly or indirectly related to or in connection with the funds held by Escrow Agent or this Contract, including, without limitation, attorneys' fees and any other costs or expenses (hereinafter referred to as "Escrow Expenses"). In the event that any Escrow Expenses are paid by Escrow Agent, Escrow Agent may recover such payments, at its option, as follows: (a) as a first priority out of the funds held by Escrow Agent, or (b) from Seller or Purchaser. If either party makes a written demand upon Escrow Agent for payment of the deposit, Escrow Agent shall give notice to the other party of such demand. If Escrow Agent does not receive a written objection from the non-demanding party to the proposed payment within five (5) days after the giving of such notice, Escrow Agent is authorized to make such payment. If Escrow Agent does receive such written objection within such 5-day period or if for any other reason Escrow Agent in good faith shall elect not to make such payment, Escrow Agent shall continue to hold such amount until otherwise directed by written instructions from the Seller and Purchaser or a final judgment of a court having jurisdiction.
Escrow Agent shall have the right at any time to interplead the escrowed proceeds and interest thereon, if any, in the circuit court of Orange County, in which the Escrow Agent and the Business office are located. Escrow Agent shall give written notice of such interpleader to Seller and Purchaser. Upon such interpleader, Escrow Agent shall be relieved and discharged of all further obligations and responsibilities hereunder, and Seller and Purchaser shall indemnify Escrow Agent for any and all expenses incurred.

         20. Governing Law, Actions. This Contract is entered into and shall be governed by the laws of the State of Florida. The venue for any action to enforce the terms of this Contract, or concerning the subject matter of this Contract, shall be located in Orange County, Florida.

         21. Notices. Each notice or other communication shall be in writing and given by hand delivery, or by mailing by certified or registered mail, postage prepaid, return receipt requested, or by Federal Express or other comparable expedited mail service, or Western Union telegram, to the addresses first set forth above or at such other addresses as the parties hereto may from time to time designate by notice given in the manner herein provided. Notices shall be effective upon receipt if hand delivered, or upon deposit with Federal Express, another comparable mail service, Western Union, or in the United States mail as aforestated.

         22. Further Instruments. At Purchaser's request, at any time and from time to time before and after closing, Seller will execute, acknowledge and deliver all instruments reasonably requested by Purchaser in order to carry out the purposes of this Contract.

         23. Waiver. Prior to and at closing, Purchaser may, in its sole discretion, waive in writing any requirements for payment or performance by Seller, and the truth and accuracy of any of Seller's representations, warranties and agreements hereunder.

         24. Merger. All understandings and agreements between the parties are merged in this Contract which alone fully and completely expresses their agreement.

         25. Modifications, Successors. This Contract may be modified only by an instrument in writing, signed by each of the parties. The provisions aforesaid are to apply to and bind the heirs, executors, administrators, successors and assigns of the respective parties.

         26. Plurals, Captions. For all purposes of interpretation or construction of this Contract, the singular shall include the plural and the plural shall include the singular. Words of any gender shall include words of any other gender. Captions and paragraph headings used herein are for convenience only and are not part of this Contract and shall not be used in construing it.

         27. Severability. If any provision or portion of this Contract is found by a court of competent jurisdiction to be unenforceable or null and void, such provision shall be deemed stricken and severed from this Contract, and the remaining provisions and portions thereof shall continue in full force and effect.

         28. Confidential Business Information. Purchaser acknowledges and agrees that all information which is contained in the Business Summary, and in the books and records of the Cashi Advertising Business is deemed and agreed to be proprietary and strictly confidential. None of such information which Purchaser may obtain from the Business Summary or the books and records of Seller may be disclosed, communicated or published to any other person, for any reason whatsoever, without the prior written consent of Seller.

         Purchaser will not be permitted, under any circumstances, to contact any person whose name, identity or position is obtained from the Business Summary or the books and records of Seller, or as a result of Seller having permitted Purchaser access to portions of those books and records, for any reason whatsoever, without the prior written consent of Seller. The term "person" as used in this Contract shall include any natural person, corporation, partnership, company, firm, association or other form of business entity.

         By execution of this Contract, Purchaser acknowledges and agrees that any violation of the terms and conditions of this provision shall be deemed to be an unfair trade practice under both federal and state laws having applicability, and shall also be deemed to be and constitute a tortious interference with an existing contract and/or business relationship, as the case may be. In the case of any such violation of the terms of this Contract, Purchaser further acknowledges and agrees that Seller shall be entitled to recover from Purchaser, any and all damages which Seller may suffer or incur arising directly or indirectly as a result of the violation of the terms of this Contract.

         Each party further agrees that in the event it shall be necessary for such party to employ the services of an attorney to enforce the terms of this Contract, whether or not it shall be necessary to file a legal action in a court of competent jurisdiction, the non-prevailing party shall also be obligated to pay all costs and expenses which the prevailing party may incur in so enforcing the terms of this Contract, including but not limited to attorneys fees.

         Notwithstanding other inconsistent language in this paragraph, Purchaser will not be in violation of this paragraph's prohibitions due to the disclosure requirements of federal or state security laws and the regulations of the American Stock Exchange. Similarly, disclosures to attorneys, bankers, underwriters, etc. as may be appropriate in furtherance of this transaction shall not be in violation of this paragraph 28.

         29. Time for Acceptance. This Contract must executed by Seller and delivered to Purchaser within three (3) days after execution by Purchaser and delivery of the executed Contract to Seller. If not so executed, the Contract shall be considered null and void and of no further force and effect, and the parties shall be discharged from all further obligations hereunder.

         30. Effective Date. The Effective Date of this Contract shall be the date when this Contract has been signed by the last one of Purchaser and Seller to execute same, and a fully-executed copy thereof delivered to the other party.

         EXECUTED as of the date first above written, in several counterparts, each of which shall be deemed an original but all constituting only one contract.


SIGNED, SEALED AND DELIVERED
IN THE PRESENCE OF:                        SELLER:

/s/ ???                                    /s/ Ralph E. Kaschai
- ----------------------------               ---------------------------------
                                           RALPH E. KASCHAI, D/B/A CASHI
                                           SIGNS
/s/ ???
- ----------------------------

DATED: MARCH 15, 1996
       ---------------------


                                           CASHI CORP.


/s/ ???                                      BY: /s/ Ralph E. Kaschai
- ----------------------------                 -------------------------------
                                             RALPH E. KASCHAI, PRESIDENT

/s/ ???
- ----------------------------

DATED: MARCH 15, 1996
       ---------------------


                                           CASHI SERVICES, INC., AND CASHI
                                           OUTDOOR ADVERTISING, INC.

/s/ ???                                      BY: /s/ Ralph Cash Kaschai
- ----------------------------                 -------------------------------
                                             RALPH CASH KASCHAI, PRESIDENT

/s/ ???
- ----------------------------

DATED: MARCH 15, 1996
       ---------------------




                    {SIGNATURES CONTINUED ON FOLLOWING PAGE}

                                         PURCHASER:

                                         PAXSON OUTDOOR, INC.

/s/ ???                                  BY: /s/ ???
- ---------------------------------        ------------------------------------
                                             President


/s/ ???
- ---------------------------------

DATED: MARCH   , 1996
       --------------------------

                                         ESCROW AGENT:

RECEIPT OF FUNDS IN THE AMOUNT OF
DEPOSIT ACKNOWLEDGED.
(If paid by check, subject
to clearance).

                                         BROAD AND CASSEL


                                         By: /s/ ???
                                         ------------------------------------
                                             Partner

DATED: MARCH 15, 1996